UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 25, 2013

CombiMatrix Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33523	47-0899439
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

310 Goddard, Suite 150
Irvine, CA 92618

(Address of principal executive offices, including zip code)

(949) 753-0624

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 2.02                                           Results of Operations and Financial Condition.

The information disclosed in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.02.

Item 7.01                                           Regulation FD Disclosure.

The information disclosed in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 7.01.

Item 8.01                                           Other Events.

CombiMatrix Corporation previously reported total microarray testing volumes and revenue per microarray test for the three and six months ended June 30, 2013 and 2012.  The following table sets forth the total prenatal(1) microarray testing volumes and revenues for each quarterly period from the three months ended March 31, 2011 through the three months ended June 30, 2013, and for the years ended December 31, 2011 and 2012:

	Prenatal(1) Microarray
	Diagnostic Testing
	Volumes	Revenues
2011:
First quarter	162	$167,300
Second quarter	200	263,800
Third quarter	145	228,400
Fourth quarter	168	232,200
Total	675	$891,700

2012:
First quarter	158	313,200
Second quarter	213	331,400
Third quarter	225	370,000
Fourth quarter	387	660,000
Total	983	$1,674,600

2013:
First quarter	461	835,600
Second quarter	546	835,900
Total	1,007	$1,671,500

(1)         The term “prenatal” includes testing for both prenatal and miscarriage management testing services.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBIMATRIX CORPORATION

Dated:	September 25, 2013	By:	/s/ SCOTT R. BURELL
Scott R. Burell, Chief Financial Officer

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